Exhibit 99.1

SumTotal Systems Reports First-Quarter Results

GAAP Revenue Grows 45% Year on Year, Non-GAAP Revenue Up 55%

MOUNTAIN VIEW, Calif. – May 2, 2006 – SumTotal™ Systems, Inc. (Nasdaq: SUMT), the largest provider of talent, learning and business performance technologies and services, announced its financial results for the first quarter ended March 31, 2006.

First-Quarter 2006 Results

On a Generally Accepted Accounting Principles (“GAAP”) basis, total revenue for the first quarter of 2006 was $24.3 million, an increase of 45% from the $16.7 million reported in the first quarter of 2005. License revenue was $7.3 million in the first quarter of 2006, an increase of 31% from $5.5 million in the same quarter one year ago. Net loss, on a GAAP basis, for the first quarter of 2006 was $4.4 million or $0.18 per share on both a basic and diluted basis, compared to a net loss of $2.6 million, or $0.13 per share in the same quarter one year ago.

On a non-GAAP basis, in the first quarter of 2006, revenue increased by 55% to $26.3 million from non-GAAP revenue of $17.0 million as reported for the first quarter of 2005. License revenue was $8.3 million on a non-GAAP basis, an increase of 47% from $5.6 million in the same quarter one year ago. Non-GAAP net income for the first quarter was $0.9 million, or $0.04 per share on both a basic and diluted basis, compared to a net loss of $0.7 million, or $0.04 per share on both a basic and diluted basis for the first quarter a year ago.

Deferred revenue on a GAAP basis at the end of the first quarter increased 40% year over year to end the quarter at $26.4 million, compared to $18.8 million for the same quarter of the previous year.

Non-GAAP results exclude the impact of certain non-cash accounting adjustments and one-time charges primarily related to acquisition accounting. These are described in more detail in the attached exhibits.

“The first quarter of 2006 was a solid start to what we believe will be an exciting year for SumTotal,” said Donald Fowler, SumTotal’s chief executive officer. “During the quarter, we continued to execute on our plan, focusing on growing license and service revenue with new marquee customers and channels, while leveraging our installed base. Our focus on growing our recurring revenue base is also paying dividends with over 45% of our revenue in the first quarter coming from this stream. This improves the predictability of our business and provides a strong foundation for solid growth. With our current level of momentum and footprint in the learning management market, we are well positioned to expand our talent management offering and capture additional market opportunities.”

Recent Highlights

•	Released the newest version of its award-winning enterprise software suite, SumTotal 7.2. The new platform will enable employers to manage talent, learning and performance across their workforces.

•	Signed a $13 million contract, the largest in SumTotal’s history, to deliver learning and performance management software and services over eight years to the first customer under SumTotal’s partnership with ExcellerateHRO, the jointly owned human resources outsourcing business of EDS and Towers Perrin.

•	Named the top provider of training and development outsourcing by HRO Today Magazine.

•	Promoted David Crussell to chief operating officer to drive the next level of growth and customer success in the company’s core learning market.

•	Resolved patent dispute with IpLearn, LLC, releasing SumTotal from all claims related to the pending litigation.

•	Added new customer wins in North America including Charles Schwab, Wegmans Food Markets, Petco, Quicken Loans and MultiCare Health Systems.

•	Expanded its international presence with new marquee customers, including DHL Mexico, Kuwait News Agency, ICICI Bank Limited and Tarsus Representaciones.

Guidance

For the second quarter of 2006, SumTotal Systems estimates its GAAP revenue will be between $23.6 million and $25.6 million. On a non-GAAP basis, revenue is estimated to be between $25 million and $27 million. GAAP net loss is estimated between $3.1 million, or $0.12 per share, and $2.1 million, or $0.08 per share. On a non-GAAP basis, net income is estimated to be between $1.5 million, or $0.06 per share, and $2.5 million, or $0.10 per share. The reconciling items between GAAP and non-GAAP income (loss) are estimated to be a $1.4 million adjustment to revenue, $2.2 million amortization of intangibles and $1.0 million for stock-based compensation.

Conference Call

SumTotal will host an investor conference call and webcast on Tuesday, May 2, 2006, at 2:00 p.m. (Pacific Time) / 5:00 p.m. (Eastern Time) to discuss the financial results for the first quarter ended March 31, 2006.

A live audio webcast is available to investors and the public at: www.sumtotalsystems.com/company/investors.

In addition to the webcast, a telephone replay will be available on Tuesday, May 2, 2006, beginning at approximately 5:00 P.M. (Pacific Time) through the close of business (Pacific Time) on Tuesday, May 9, 2006. Investors and other interested parties can access the replay by dialing the U.S. toll-free number: 800-405-2236, access code: 11058409. The international dial-in number is +1 303-590-3000, access code: 11058409.

About SumTotal Systems Inc.

SumTotal Systems, Inc. (NASDAQ: SUMT) is the largest provider of talent, learning and business performance technologies and services. SumTotal deploys mission-critical solutions that align learning with organizational and business goals to generate significant bottom-line results. With more than 17 million users worldwide, SumTotal has helped accelerate performance and profits for more than 1,500 of the world’s best-known companies and government agencies including Accenture, Aetna, Cendant, DaimlerChrysler, Delta Air Lines, Harley-Davidson, Microsoft, Novartis, PNC Bank, U.S. Army, U.S. Air Force, U.S. Navy, U.S. Coast Guard, U.S. Bancorp, United Airlines, Vodafone, Wachovia and Wyeth. SumTotal has offices in the United States, London, Paris, Singapore, Sydney, Tokyo, Hong Kong and Hyderabad, India. For more information about SumTotal’s products and services, visit www.sumtotalsystems.com.

SumTotal and the SumTotal logo are trademarks or registered trademarks of SumTotal Systems, Inc. or its affiliates in the United States or other countries. Other names may be trademarks of their respective owners.

SAFE HARBOR STATEMENT/ FORWARD-LOOKING

Information in this press release and the accompanying conference call contains forward-looking statements and management’s estimation regarding the numbers for the first quarter ended March 31, 2006. These statements represent SumTotal Systems’ expectations or beliefs concerning its results and future events, and include statements, among others, regarding its financial guidance regarding estimated GAAP and non-GAAP revenue, loss, profitability, backlog, expenses, charges related to stock-based compensation, amortization of intangibles, revenue adjustments and results of adopting SFAS No. 123R; continued growth in deferred revenue balance and pipeline; the company’s competitive position, including its market share and leadership position; the company’s ability to execute; and the company’s product leadership. These statements are not historical facts or guarantees of future performance or events; are based on current expectations, estimates, beliefs, assumptions, goals and objectives; and involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from the results expressed or implied by these statements. Readers of this press release and listeners to the accompanying conference call are cautioned not to place undue reliance on any forward-looking statements. Additional factors that could cause actual results to differ include, but are not limited to, (i) the ability to successfully expand product distribution and service offerings and increase market share; (ii) failure to maintain or increase quarterly bookings or revenue or maintain expense levels; (iii) unanticipated changes to the company’s estimated charges related to stock-based compensation, amortization of intangibles, revenue adjustments and results of adopting SFAS No. 123R; (iv) failure to comply with the covenants in the company’s credit facility that could result in a default, thereby causing a foreclosure or sale of our assets; (v) the acceptance of SumTotal Enterprise Suite 7.2 and future product offerings; (vi) the ability to successfully implement the company’s solutions; (vii) significant current and expected additional competition causing, among other things, pricing pressure; (viii) future litigation that may result in additional expenses, potential adverse judgments or injunctions enjoining the shipment of the company’s products; (ix) the ability to attract and retain highly qualified employees, and the risk of losing employees; (x) the inability to fix in a timely fashion unanticipated bugs, errors or defects that materially impact the functionality or usability of our product line, or unanticipated problems in customer upgrades to the new product line; (xi) other market conditions that include risks and uncertainties such as risks associated with financial, economic, political, terrorist activity and other uncertainties; and (xii) other events and other important factors disclosed previously and from time to time in SumTotal Systems’ filings with the Securities and Exchange Commission, including the company’s annual report on Form 10-K, and Form 8-Ks. SumTotal Systems assumes no obligation to update the information in this press release or in the accompanying conference call.

-Tables to Follow-

SumTotal Systems, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(Unaudited)

	March 31, 2006	December 31, 2005
Assets

Current assets:
Cash, cash equivalents and restricted cash	$17,795	$18,489
Short term investments	653	657
Accounts receivable, net	20,717	25,207
Prepaid expenses and other current assets	3,938	3,484

Total current assets	43,103	47,837
Property and equipment, net	4,181	4,210
Goodwill	62,306	62,306
Intangible assets, net	23,378	25,705
Other assets	1,472	1,489

Total assets	$134,440	$141,547

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$3,039	$2,845
Accrued compensation and benefits	5,524	5,509
Other accrued liabilities	2,452	4,048
Restructuring accrual	866	1,831
Deferred revenue	25,322	26,354
Provision for litigation settlement	718	970
Notes payable	4,889	4,877

Total current liabilities	42,810	46,434
Non-current liabilities
Other accrued liabilities, non-current	220	176
Restructuring accrual, non-current	702	808
Deferred revenue, non-current	1,091	369
Provision for litigation settlement, non-current	2,137	2,333
Notes payable, non-current	12,031	13,125

Total liabilities	58,991	63,245

Commitments and contingencies	—	—

Stockholders’ equity	75,449	78,302

Total liabilities and stockholders’ equity	$134,440	$141,547

SumTotal Systems, Inc.

GAAP Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(Unaudited)

	Three-Months Ended March 31,
	2006	2005
Revenue:
License	$7,279	$5,543
Service and maintenance	17,022	11,197

Total revenue	24,301	16,740

Cost of revenue:
License	180	154
Service and maintenance	8,712	5,166
Amortization of intangible assets	2,327	1,388

Total cost of revenue	11,219	6,708

Gross margin	13,082	10,032

Operating expenses:
Research and development	4,099	2,920
Sales and marketing	7,243	6,204
General and administrative	5,811	3,628

Total operating expenses	17,153	12,752

Loss from operations	(4,071)	(2,720)

Interest expense	(435)	—
Interest income	163	165
Other expense, net	(76)	(46)

Loss before provision for income taxes	(4,419)	(2,601)
Provision for income taxes	17	11

Net loss	$(4,436)	$(2,612)

Net loss per share, basic and diluted	$(0.18)	$(0.13)

Weighted average common shares outstanding, basic and diluted	24,698	20,797

SumTotal Systems, Inc.

Non-GAAP Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(Unaudited)

	Three-Months Ended March 31
	2006	2005
Revenue:
License	$8,286	5,636
Service and maintenance	18,036	11,370

Total revenue	26,322	17,006

Cost of revenue:
License	180	160
Service and maintenance	8,474	5,152

Total cost of revenue	8,654	5,312

Gross margin	17,668	11,694

Operating expenses:
Research and development	3,976	2,897
Sales and marketing	7,001	6,103
General and administrative	5,408	3,534

Total operating expenses	16,385	12,534

Income (loss) from operations	1,283	(840)
Interest expense	(435)	—
Interest income	163	165
Other expense, net	(76)	(46)

Income (loss) before provision for income taxes	935	(721)
Provision for income taxes	17	11

Net income (loss)	$918	$(732)

Net income (loss) per share, basic	$0.04	$(0.04)

Net income (loss) per share, diluted	$0.04	$(0.04)

Weighted average common shares outstanding, basic	24,698	20,797

Weighted average common shares outstanding, diluted	25,094	20,797

SumTotal Systems, Inc.

Reconciliation of GAAP to Non-GAAP Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(Unaudited)

	Three-Months Ended March 31, 2006				Three-Months Ended March 31, 2005
	GAAP	Adjustments		Non-GAAP	GAAP	Adjustments		Non-GAAP
Revenue:
License	$7,279	$1,007	A	$8,286	$5,543	$93	A	$5,636
Service and maintenance	17,022	1,014	A	18,036	11,197	173	A	11,370

Total revenue	24,301	2,021		26,322	16,740	266		17,006

Cost of revenue:
License	180			180	154	6	A	160
Service and maintenance	8,712	(238	)B	8,474	5,166	(14	)B	5,152
Amortization of intangible assets	2,327	(2,327	)C	—	1,388	(1,388	)C	—

Total cost of revenue	11,219	(2,565)		8,654	6,708	(1,396)		5,312

Gross margin	13,082	4,586		17,668	10,032	1,662		11,694

Operating expenses:
Research and development	4,099	(123	)B	3,976	2,920	(23	)B	2,897
Sales and marketing	7,243	(242	)B	7,001	6,204	(101	)B	6,103
General and administrative	5,811	(403	)B	5,408	3,628	(94	)B	3,534

Total operating expenses	17,153	(768)		16,385	12,752	(218)		12,534

Loss from operations	(4,071)	5,354		1,283	(2,720)	1,880		(840)
Interest expense	(435)			(435)	—			—
Interest income	163			163	165			165
Other expense, net	(76)			(76)	(46)			(46)

Income (loss) before provision for income taxes	(4,419)	5,354		935	(2,601)	1,880		(721)
Provision for income taxes	17			17	11			11

Net income (loss)	$(4,436)	$5,354		$918	$(2,612)	$1,880		$(732)

Net income (loss) per share, basic	$(0.18)			$0.04	$(0.13)			$(0.04)

Net income (loss) per share, diluted	$(0.18)			$0.04	$(0.13)			$(0.04)

Weighted average common shares outstanding, basic	24,698			24,698	20,797			20,797

Weighted average common shares outstanding, diluted	24,698			25,094	20,797			20,797

Footnotes:

(1)	SumTotal Systems includes these non-GAAP financial measures because we believe these measures are useful to investors in that they allow for greater transparency to certain line items in our financial statements. We have historically reported similar non-GAAP financial measures to our investors and believe that the inclusion of comparative numbers provides consistency in our financial reporting. Investors are encouraged to review the reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures as provided herein.
(2)	The non-GAAP results the impact of certain non-cash items related to purchase accounting, non-cash expenses for stock-based compensation including SFAS 123R, and certain non recurring cash items items such as restructuring charges and litigation settlements.
(3)	SumTotal Systems’ management refers to these non-GAAP financial measures, such as non-GAAP operating margins and net income, in making operating decisions because the measures provide meaningful supplemental information regarding our operational performance and our ability to invest in research and development and fund acquisitions and capital expenditures. In addition, these non-GAAP financial measures facilitate management’s internal comparisons to our historical operating results and comparisons to competitors’ operating results. Investors are encouraged to review the reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures as provided herein.
A	To include Pathlore and Docent, Inc.’s deferred revenue and costs that were excluded as a result of adjustments to fair value as part of acquisition accounting
B	To exclude amortization of stock-based compensation.
C	To exclude amortization of acquired intangible assets.